Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (File No. 333-107046, effective July 15, 2003; File No. 333-129606, effective November 9, 2005; File No. 333-136519, effective August 11, 2006; File No. 333-152995, effective August 13, 2008; File No. 333-161249, effective August 11, 2009; File 333-168714, effective August 10, 2010; File 333-176199, effective August 10, 2011; File 333-181447, effective May 15, 2012; File 333-183289, effective August 13, 2012; File 333-190677, effective August 16, 2013; File No. 333-200077, effective November 10, 2014; File No. 333-206283, effective August 10, 2015; and File No. 333-207899, effective November 9, 2015) on Forms S-8 and (File No. 333-181475, effective June 15, 2012) on Form S-4 of our report dated March 7, 2016, relating to (1) the consolidated financial statements and financial statement schedule of DTS, Inc. and subsidiaries (which includes an explanatory paragraph regarding the acquisition of iBiquity Digital Corporation on October 1, 2015), and (2) the effectiveness of DTS, Inc. and subsidiaries’ internal control over financial reporting (which report excludes an opinion on the internal control over financial reporting of iBiquity Digital Corporation), appearing in this Annual Report on Form 10-K of DTS, Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, CA
March 7, 2016